CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 53 to the Registration Statement (Form N-1A, No. 2-80859) of Touchstone Strategic Trust and to the use of our report dated May 19, 2003 on the March 31, 2003 Touchstone Strategic Trust financial statements and the use of our report dated February 18, 2004 on the Large Cap Growth Fund December 31, 2003 financial statements, incorporated by reference therein.



                                       /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP



Cincinnati, Ohio
April 26, 2004